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                                                                      EXHIBIT 2

                     AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS AMENDMENT made this 6th day of April, 1995 to that certain ASSET PURCHASE AGREEMENT dated December 21, 1995 by and among MEDALLIANCE, INC., a Tennessee corporation ("MDAL"), and certain of its subsidiaries which are signatories thereto (collectively, "Sellers") and HEALTH IMAGES, INC., a Delaware corporation ("Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.


                              W I T N E S S E T H:

         WHEREAS, Purchaser and Sellers contemplate closing the acquisition described in the Purchase Agreement ("Acquisition") on or about April 13, 1995;

         WHEREAS, notwithstanding the actual date of the Closing of the Acquisition, for accounting and other reasons Purchaser and Sellers desire to make the Closing effective as of the close of business on March 31, 1995 ("Effective Date");

         WHEREAS, the Purchaser and the Sellers desire to clarify their respective rights, duties and liabilities under the Purchase Agreement with respect to the period between the Effective Date and the date of the actual closing of the Acquisition or the date of termination of this Amendment ("Interim Period") and to make certain provisions for the operation of the Business during this period;

         WHEREAS, Purchaser and the Sellers desire to amend the Purchase Agreement to reflect their agreements and understandings regarding the effective time of the Closing and the Interim Period;

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Effective Date. Provided that the Closing of the Acquisition is consummated prior to April 30, 1995 and notwithstanding the actual date of the Closing, the Closing shall be deemed to be effective as of, and the Closing Date shall be deemed to be, the Effective Date for purposes of, and only of, Articles 1, 2 and 6 of the Purchase Agreement and Section 5.1.1 of the Purchase Agreement to the extent it relates to Sections 3.1.7 and 3.1.8 of the Purchase Agreement.

2. Insurance. Sellers agree to maintain during the Interim Period all casualty, liability and health care insurance currently in force relating to the Assets, the Business and the Hired Employees ("Interim Insurance"). Notwithstanding the indemnification provisions of Article 6 of the Purchase Agreement as amended herein, (i) to the extent that Sellers may have an indemnifiable claim against Purchaser arising during the Interim Period which is also covered by Sellers' insurance, the parties agree that Purchaser's liability therefor shall be limited to any amounts not covered by such insurance, and (ii) Purchaser shall not be liable to indemnify Sellers for claims with respect to the Interim Period to the extent such claims arise from the breach by any of the Sellers of Sellers' covenants in Article 4 of the Purchase Agreement, unless the failure
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of Sellers to comply with such covenants is caused by Purchaser's breach of the
Purchase Agreement, as amended herein. An appropriate adjustment to the purchase price shall be made so that Purchaser shall ultimately bear the cost of maintaining such insurance during the Interim Period.

3.       Interim Period.  During the Interim Period:

         a. MDAL and Purchaser agree to establish a joint bank account ("Bank Account") with NationsBank of Tennessee, N.A. ("Bank").
         Sellers agree to deposit all accounts receivable of the Business received during the Interim Period into the Bank Account. The parties agree that no withdrawal may be made from such account without the signature or other authorization acceptable to the Bank of an authorized officer of each of MDAL and Purchaser. The parties acknowledge that funds in the Bank Account are cash proceeds of collateral securing obligations of MDAL to Bank and First Union National Bank of Tennessee (collectively, "Banks") and that, so long as such funds are in the Bank Account, are subject to such continuing security interest and the right of setoff to secure those obligations. The parties further agree that no funds shall be deposited to the Bank Account other than proceeds of MDAL's receivables.

         b. Purchaser agrees to pay all payables relating to the Business during the Interim Period that are of the same kind or character as those that would be Assumed Liabilities if the Closing had occurred March 31, 1995 ("Payables") in accordance with the customary payment schedules and policies of the Business; provided, that Purchaser has received at least 3 business days prior notice and evidence reasonably acceptable to Purchaser of such Payables. Sellers and Purchaser, as applicable, agree to provide invoices or other evidence reasonably satisfactory to the other of existing Payables upon the execution of this Amendment and thereafter of new Payables immediately upon their receipt.

         c. Purchaser also agrees to pay on behalf of the Sellers the following actual costs attributable to the Employees (as hereinafter defined) during the Interim Period: gross payroll, payroll taxes, employers' matching contributions under MDAL's 401(k) Plan with respect to salary deferrals made on behalf of Employees, employer's portion of health care coverage and workers compensation premiums (collectively, "Payroll"), or to reimburse the Sellers for such Payroll payments. These costs shall be payable by Purchaser no later than the dates that the respective components of such costs are payable by Sellers. Any payments of Payroll made prior to the Closing shall be based on the assumption that Employees shall include (i) all those employees of the Business unless, or except to the extent, they are not engaged in work for the Business during the Interim Period, and (ii) those certain accounting and operations staff of MDAL who are engaged in work for the Business during the Interim Period but only to the extent they are engaged in such work. Purchaser's reimbursement of Payroll shall be appropriately prorated with respect to any Employee who is not engaged in the Business full time during the Interim Period.





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         d.      Sellers agree to continue to pay all payables of any nature related to the Business, other than the Payables and the Payroll items described in Sections 3.b and 3.c, whether or not such payables are also Assumed Liabilities under the Agreement. Payments of Assumed Liabilities by Sellers pursuant to this paragraph shall be reimbursed by Purchaser as set forth in Section 4.c of this Amendment.

         e. Sellers agree that Purchaser shall be reimbursed from the Bank Account for (i) all Payables or items of Payroll paid by Purchaser during the Interim Period and for which MDAL has received evidence reasonably acceptable to MDAL that such Payable or Payroll item has been paid and (ii) all reimbursements received by MDAL for items of Payroll. Each business day, MDAL and Purchaser shall authorize a wire transfer or other payment to Purchaser from the Bank Account for any Payable or item of Payroll payment with respect to which Purchaser is entitled to reimbursement and which has not previously been reimbursed. Sellers' obligation to reimburse Purchaser during the Interim Period shall be limited to the funds available in the Bank Account, it being the intention that any profit or loss associated with the Business during the Interim Period shall inure to Purchaser.

4. Closing. If the Closing occurs before April 30, 1995, the parties agree that:

         a. At the Closing, MDAL shall transfer and assign to Purchaser all of its rights to the Bank Account and Purchaser shall be entitled to retain any amounts therein;

         b. The provisions of Section 3 hereof shall terminate and be of no further force and effect except for liabilities accrued and unpaid thereunder;

         c. In connection with the delivery of the Closing Balance Sheet, Sellers shall also deliver to Purchaser an accounting of all Assumed Liabilities paid by Sellers pursuant to Section 4.d of this Amendment together with evidence reasonably satisfactory to Purchaser of such payments and the Purchase Price shall be increased by the amount of such payments.

5. Termination. If the (i) Closing has not occurred before April 30, 1995, (ii) the Banks exercise any of their rights as secured parties or otherwise to foreclose on, take possession of, offset against, freeze or deny Sellers or Purchaser access to, the Bank Account or any portion thereof, or
(iii) either party breaches its agreements hereunder, which breach is uncured 2 business days after receipt of notice thereof from the nonbreaching party, then the parties agree that at the option of Purchaser in the case of clause (ii) (provided that such action of the Banks was not caused solely by a breach by Purchaser of the Purchase Agreement, as amended hereby), at the option of the non-breaching party in the case of clause (iii), and automatically otherwise:

         a. Sellers shall immediately reimburse Purchaser for any Payables paid by Purchaser or Payroll payments made by Purchaser which have not been previously reimbursed for any reason, whether or not there are sufficient funds available in the Bank Account;





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         b.      After Purchaser has received all amounts due it under Section
         5(a) above, Purchaser shall transfer and assign all of its rights to the Bank Account to MDAL and MDAL shall be entitled to retain any amounts therein; and

         c. The provisions of Sections 1, 2 and 3 hereof shall terminate and be of no further force and effect except for amounts payable for liabilities accrued which remain unpaid under such sections.

6.       Assumed Liabilities and Indemnification.

         a.      The parties agree that, notwithstanding the language of
         Section 6.6 of the Purchase Agreement, the Deductible shall not apply to indemnifiable third party claims under the Purchase Agreement (i) against Purchaser with respect to liabilities which are Assumed Liabilities, or (ii) against Sellers with respect to liabilities which are not Assumed Liabilities.

         b. The parties acknowledge that in connection with obtaining the consents to the assumption of certain Assumed Liabilities by Purchaser, the parties have executed agreements with third parties that may be inconsistent with the Purchase Agreement with respect to the extent of Purchaser's assumption of Sellers' liabilities ("Third Party Agreements"). The parties agree that, notwithstanding any Third Party Agreement to the contrary, as between Purchaser and Sellers, such Third Party Agreement shall not vary the terms of the Purchase Agreement or this Amendment and the Purchaser shall be liable only for Assumed Liabilities in accordance with the terms of the Purchase Agreement, and Sellers shall indemnify Purchaser with respect to any claim by such third party against Purchaser for any liability or obligation which is not an Assumed Liability in accordance with the terms of the Purchase Agreement and this Amendment.

         c. Section 6.2 of the Purchase Agreement is hereby amended by the addition of a new paragraph (a)(iii) as follows:

                          "(iii)  any and all liabilities and obligations of
                 the Business arising after the Closing Date."

         d. Notwithstanding anything to the contrary contained in the Purchase Agreement, Assumed Liabilities shall not include any liabilities or obligations of Sellers arising prior to the Effective Date unless, and only to the extent that, the same are accrued or reserved for on the Closing Balance Sheet.

7. Contents of Amendment; Parties in Interest; etc. This Amendment, together with the Purchase Agreement, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Amendment.





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8.       Assignment and Binding Effect.  This Amendment may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Purchaser.

9. Waiver. Any term or provision of this Amendment may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

10. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, as follows:

                 If to Purchaser, to:

                          Health Images, Inc.
                          8601 Dunwoody Place, Bldg. 200
                          Atlanta, Georgia 30350
                          Attention:       Legal Department

                 With a required copy to:

                          Powell, Goldstein, Frazer & Murphy
                          Sixteenth Floor
                          191 Peachtree Street, N.E.
                          Atlanta, Georgia  30303
                          (404) 572-6600
                          Attention:       Thomas R. McNeill, Esq.


                 If to Sellers to:

                          MedAlliance, Inc.
                          109 Westpark Drive
                          Suite 420
                          Brentwood, Tennessee 37027
                          Attention:       Patrick T. Ryan
                                           President and Chief Executive Officer

                 With a required copy to:

                          Bass, Berry & Sims
                          First American Center
                          Nashville, Tennessee 37238
                          Attention:       Leigh Walton, Esq.





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or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

11. Law to Govern. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia.

12. Severability. Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Joint and Several. The obligations and liabilities of Sellers hereunder are joint and several.

14. Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment on the date first written.

                                                            PURCHASER:

ATTEST:                                                     HEALTH IMAGES, INC.

By                                                          By
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     As its                                                      As its


                                                            SELLERS:

ATTEST:                                                     MEDALLIANCE, INC.

By                                                          By
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     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF AURORA, INC.

By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF BATON ROUGE, INC.

By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF BEAUMONT, INC.

By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its


ATTEST:                                                     TENNESSEE DIAGNOSTIC CENTER, INC.


By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its





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
                                             [signatures continued from previous page]

ATTEST:                                                     PHYSICIANS ASSOCIATES, INC.

By                                                          By
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     As its                                                      As its



ATTEST:                                                     IMAGEAMERICA OF CARROLLTON, INC.


By                                                          By
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     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF CHATTANOOGA, INC.


By                                                          By
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     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF DENVER, INC.


By                                                          By
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     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA GREENVILLE CORP.


By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its


ATTEST:                                                     DIAGNOSTIC ASSOCIATES, INC.


By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its

                                             [signatures continued on following page]




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
                                             [signatures continued from previous page]


ATTEST:                                                     IMAGEAMERICA PDK CORP.


By                                                          By
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     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA DAL CORP.


By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its


ATTEST:                                                     IMAGEAMERICA OF PORT ARTHUR, INC.


By                                                          By
     ----------------------------------------------              --------------------------------------------------------
     As its                                                      As its





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                                 Acknowledgment

     The undersigned Banks acknowledge and agree that, unless and until either Bank has notified Purchaser in writing that the Banks intend to exercise their rights as secured parties or otherwise to the Bank Account in respect of a default under any obligation secured thereby, Purchaser shall be entitled to withdraw and retain funds from the Bank Account free and clear of any interest of the Banks in such funds.



                                        NATIONSBANK
                                        OF TENNESSEE, N.A.


                                        -----------------------------



                                        FIRST UNION NATIONAL BANK
                                        OF TENNESSEE


                                        -----------------------------





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